SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Friday, February 4, 2005

Date of report (Date of earliest event reported)

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	000-06072 (Commission File Number)	58-1035424 (I.R.S. Employer Identification No.)

660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     Executive Officer Salary Adjustments. On February 4, 2005, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation Committee, approved adjustments effective for 2005 to the salary compensation of all executive officers other than the President and Chief Executive Officer. These adjustments were in each case increases believed by the Registrant to be typical of annual increases generally and not material, except that the salary of Jay R. Grove, Vice President and General Manager of the Space & Technology/Atlanta division, was increased by 9.9%, to $200,000 per year, to be more consistent with the compensation of other divisional general managers after consideration of their divisions’ relative sizes and financial contributions.

     Executive Officer Incentive Compensation. On February 4, 2005, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation Committee, did not award incentive compensation for 2004 to any executive officer other than James C. Childress, President and General Manager of the LXE division, who was awarded an incentive compensation bonus of $68,000. In each case, the incentive compensation determination was based on the Registrant’s and each division’s performance against profit-before-tax objectives established by the Compensation Committee in early 2004, under the methodology prescribed by the Registrant’s Executive Annual Incentive Compensation Plan.

     Also on February 4, 2005, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation Committee, approved targets and calculation parameters for 2005 executive incentive compensation under the Executive Annual Incentive Compensation Plan. The target incentive compensation, payable if the Registrant and applicable divisions achieve specified profit-before-tax objectives, ranges from 75% of base salary in the case of the President and CEO to 40% to 50% of base salary for the other officers. Performance above or below the specified objectives would result in greater or lesser incentive compensation, with the percentage increase being double the percentage by which targets are exceeded (subject to a 150% cap for increases based on exceeding divisional objectives), and the percentage decrease being double the percentage by which targets are not achieved to 90% of target, and 8 times the percentage by which targets are not achieved below 90% of target. The effect is that no incentive compensation is payable if less than 80% of the specified target is achieved. For the three senior corporate officers, 100% of incentive compensation eligibility is based on the Registrant’s consolidated performance; for the divisional General Managers, 30% is based on the Registrant’s consolidated performance and 70% is based on the performance of their respective divisions. Under the Executive Annual Incentive Compensation Plan, the Compensation Committee retains the right to modify incentive compensation awards based on its judgment as to relevant non-financial considerations and, in unusual circumstances, as to financial objectives.

     Accelerated Vesting of Certain Stock Options. On February 4, 2005, the Compensation Committee of the Board of Directors exercised its authority under the Company’s 1997 Stock Incentive Plan to modify the dates on which certain of the options outstanding under that Plan could first be exercised. This action affected options held by Alfred G. Hansen, President and CEO, for 25,000 shares, options for 7,500 shares held by Don T. Scartz, Executive Vice President and Chief Financial Officer, options for 3,575 shares by each of James C. Childress, President and General Manager, LXE, and Neilson A. Mackay, Senior Vice President and General Manager, SATCOM, options for 3,200 shares held by William S. Jacobs, Vice President and General Counsel, and options for 11,050 shares held by other executive officers. In each case, the accelerated options covered 50% of the shares optioned to the individuals on February 4, 2004, at an exercise price of $21.70 per share. The options that were accelerated were originally first exercisable on February 4, 2006; as revised, they are now first exercisable on February 4, 2005, which is the same date that the other half of the options granted at the same time first became exercisable. As a result of the Committee’s action, all of the options granted to executive officers in 2004 became exercisable on the same date, and the Registrant expects that its accounting for the options will not be modified, from that anticipated and understood by the Committee at the time they were granted, based on the subsequent issuance by the Financial Accounting Standards Board of Financial Accounting Standard No. 123 (revised 2004). Had the Committee not taken this action, the Registrant expects that it would have been required under revised Standard 123 to recognize additional compensation expense, principally during 2005, of $247,000.

     In addition to the options for 53,750 shares held by executive officers, the first date for exercising options held by other employees, exercisable at $20.05 for 26,475 shares, is expected to be accelerated by the Stock Incentive Plan Committee to April 19, 2005, from the original date of April 19, 2006. In the absence of this action, the Registrant expects that it would be required to recognize additional compensation expense during 2005 and 2006 of $145,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 4, 2005, the Registrant’s Board of Directors considered nominees for election as members of the Board to be submitted to the shareholders at the Annual Meeting scheduled to be held on May 6, 2005. In connection with this matter, the Board was advised that John P. Frazee, Jr. had determined that he would not stand for election to serve as a member of the Board following the expiration of his current term. Mr. Frazee had first been elected to the Board in 2002. He has advised the Chairman of the Registrant’s Board that his decision is based on personal considerations and conflicting demands on his time.

     On February 7, 2005, Robert P. Crozer, who first became a member of the Registrant’s Board in 2003, advised the Chairman of the Registrant’s Board that, as a result of conflicting demands arising from a new employment relationship, and also from responsibilities related to other long-term business relationships, he has concluded that he was no longer able to continue to serve as a member of the Registrant’s Board without undue impact on his personal and professional life. Accordingly, Mr. Crozer has elected not to stand for election to serve as a member of the Board following the expiration of his current term.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on February 10, 2005.

EMS TECHNOLOGIES, INC.

Date: February 10, 2005	By:	/s/ Don T. Scartz

Don T. Scartz Executive Vice President, Chief Financial Officer and Treasurer